UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2005

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2005, the Compensation Committee of the Board of Directors of PalmSource, Inc. (“PalmSource” or the “Company”) approved a temporary increase in compensation for Ira Cook, the Company’s Vice President of Finance, who assumed the responsibilities of the Company’s principal financial officer in November 2004. During the time that Mr. Cook serves in the capacity of PalmSource’ principal financial officer, his annual base compensation will be $250,000 and he will be eligible for a discretionary quarterly bonus under the Company’s bonus plan at the rate of up to 50% of his base quarterly compensation. In addition, Mr. Cook also received a stock option grant to purchase 40,000 shares of the Company’s common stock which will vest quarterly, at the rate of 25% at the end of each fiscal quarter during which Mr. Cook continues to serve in the capacity of PalmSource’ principal financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: February 1, 2005	By:	/s/ Ira Cook
Ira Cook
Principal Financial Officer